As filed with the Securities and Exchange Commission on November 1, 2024

Registration No. 333-144181

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEOPLES FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

MISSISSIPPI	64-0709834
(State or Other Jurisdiction of	(I.R.S. Employer Identification Number)
Incorporation or Organization)

152 Lameuse Street, Biloxi, Mississippi 39530

(Address of Principal Executive Offices)

PEOPLES FINANCIAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

PEOPLES FINANCIAL CORPORATION 401(K) PROFIT SHARING PLAN

(Full Title of the Plans)

Chevis C. Swetman

Chairman, President and CEO

PEOPLES FINANCIAL CORPORATION

152 Lameuse Street

Biloxi, Mississippi 39530

(228) 435-5511

(Name, address and telephone number,

Including area code, of Agent for Service)

Copy to:

Thomas E. Walker, Jr., Esq.

Jones Walker, LLP

3100 N. State Street, Suite 300

Jackson, Mississippi 39216

(601) 949-4631

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer” , “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ___	Accelerated filer____	Smaller reporting company X
Non-accelerated filer ____		Emerging growth company ___

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. _____.

EXPLANATORY NOTE

Peoples Financial Corporation, a Mississippi corporation (the "Company"), registered on a Registration Statement on Form S-8 (File No. 333-144181) filed on June 29, 2007 (the "Original Registration Statement"), 600,000 shares of the Company’s common stock, par value $1.00 per share (the "Common Stock"), to be offered and sold under certain benefit and compensation plans of the Company. The plans are the Peoples Financial Corporation 401(k) Profit Sharing Plan and the Peoples Financial Corporation Employee Stock Ownership Plan (the "ESOP"). The ESOP is a frozen plan that is noncontributory and does not allow the participating employees to make any investment decisions.

This Post-Effective Amendment No. 1 to the Original Registration Statement (together with the Original Registration Statement, the "Registration Statement") is being filed for the purposes of (1) reallocating 285,724 unissued shares remaining from the 500,000 shares of Common Stock registered for issuance under the ESOP pursuant to the Original Registration Statement, such shares and any interests therein to be henceforth designated as unallocated, and (2) deregistering 214,276 shares of Common Stock and any interests therein previously issued under the ESOP. As amended hereby, the following shares of Common Stock continue to be registered under the Registration Statement:

Shares
Allocated
Peoples Financial Corporation 401(k) Profit Sharing Plan	100,000
Unallocated	285,724
Total Registered	385,724

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Peoples Financial Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Biloxi, Mississippi, on this 1st day of November, 2024.

PEOPLES FINANCIAL CORPORATION

/s/ Chevis C. Swetman
By: Chevis C. Swetman
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

Name	Name and Title	Date

/s/ Chevis C. Swetman	Chevis C. Swetman	November 1, 2024
Chairman, President and Chief Executive Officer
/s/ Leslie B. Fulton	Leslie B. Fulton	November 1, 2024
Chief Financial Officer
/s/ Ronald G. Barnes	Ronald G. Barnes	November 1, 2024
Director
/s/ Padrick D. Dennis	Padrick D. Dennis	November 1, 2024
Director
/s/ Jeffrey H. O’Keefe	Jeffrey H. O’Keefe	November 1, 2024
Director
/s/ Page Reed Riley	Page Reed Riley	November 1, 2024
Director
/s/ George J. Sliman, III	George J. Sliman, IIII	November 1, 2024
Director

The Plans. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the Plans) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Biloxi, Mississippi, on this 1st day of November, 2024.

PEOPLES FINANCIAL CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

/s/ Danial A. Bass
By:	The Asset Management and Trust Division of The Peoples Bank, Biloxi, Mississippi; Trustee By: Danial A. Bass, Vice-President/Trust Officer The Peoples Bank, Biloxi, Mississippi

PEOPLES FINANCIAL CORPORATION 401(k) PROFIT SHARING PLAN

/s/ Danial A. Bass
By:	The Asset Management and Trust Division of The Peoples Bank, Biloxi, Mississippi; Trustee By: Danial A. Bass, Vice-President/Trust Officer The Peoples Bank, Biloxi, Mississippi